                         [LOGO] NOVASTAR FINANCIAL, INC

                            NOVASTAR FINANCIAL, INC.
                          8140 Ward Parkway, Suite 300
                             Kansas City, MO 64114
                                 (816) 237-7000

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To our stockholders:

     You are cordially invited to attend the annual meeting of stockholders of NovaStar Financial, Inc., a Maryland corporation, to be held on Thursday, May 29, 2003 at 10:00 a.m., Central Daylight Time, at our corporate offices, 8140 Ward Parkway, Suite 300, Kansas City, Missouri, for the following purposes:

     1. The election of the Class I directors of NovaStar Financial's Board of Directors to serve until NovaStar Financial's annual meeting of stockholders to be held in 2006 or until each such director's successor is elected and qualified;

     2. Ratification of the selection of Deloitte & Touche LLP as NovaStar Financial's independent public accountants for the fiscal year ended December 31, 2003; and

     3. To transact such other business as may properly come before the annual meeting.

     A proxy statement describing the matters to be considered at the annual meeting is attached to this notice. The Board of Directors has fixed the close of business on March 13, 2003 as the record date for determination of stockholders entitled to notice of, and to vote at, the annual meeting.

     In order that your shares may be represented at the annual meeting, please date, execute and promptly mail the enclosed proxy in the accompanying postage-paid envelope. A proxy may be revoked by a shareholder by notice in writing to the Secretary of NovaStar Financial at any time prior to its use, by presentation of a later-dated proxy, or by attending the annual meeting and voting in person.

                                      By Order of the Board of Directors

                                      /s/ Scott F. Hartman

                                      SCOTT F. HARTMAN
                                      Chairman of the Board and
Kansas City, Missouri                 Chief Executive Officer
April 3, 2003

                       ----------------------------------------------
                                    YOUR VOTE IS IMPORTANT
                        PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN
                             YOUR PROXY IN THE ENCLOSED ENVELOPE.
                       ----------------------------------------------

                               TABLE OF CONTENTS
                                                                            Page
ANNUAL MEETING INFORMATION
   Solicitation of Proxies..................................................  1
   Voting Rights ...........................................................  1
   Voting of Proxies .......................................................  2
   Revocability of Proxy ...................................................  2
   Annual Report............................................................  2

SECURITIES OWNERSHIP
   Beneficial Ownership of Common Stock by Large Securityholders ...........  3
   Beneficial  Ownership of Common Stock by Directors and Management .......  4
   Compliance  with Section 16(a) of the Securities Exchange Act of 1934 ...  4

ITEM 1 - ELECTION OF DIRECTORS
   Nominees and Directors ..................................................  5
   Compensation of Directors ...............................................  6
   Compensation Committee Interlocks .......................................  7
   Committees of the Board and Meeting Attendance ..........................  7
   Audit Committee Report...................................................  8
   Compensation Committee Report............................................  9
   Performance Graph ....................................................... 10
   Management of NovaStar Financial ........................................ 11
   Executive Compensation................................................... 12
   Certain Transactions .................................................... 15

ITEM 2 - RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS
   Principal Accounting Firm Fees .......................................... 16
   Change in Certifying Accountants ........................................ 17

OTHER BUSINESS ............................................................. 17

STOCKHOLDER PROPOSALS - 2004 ANNUAL MEETING ...............................  17

                                    NOVASTAR

                          8140 Ward Parkway, Suite 300
                             Kansas City, MO 64114
                                 (816) 237-7000

                            -----------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                             To Be Held May 29, 2003

To our stockholders:

     The Board of Directors of NovaStar Financial, Inc., a Maryland corporation, is furnishing this proxy statement in connection with its solicitation of proxies for use at the annual meeting of stockholders to be held on May 29, 2003 at 10:00 a.m., central daylight time, at our corporate offices, 8140 Ward Parkway, Suite 300, Kansas City, Missouri. This proxy statement, the accompanying proxy card and the notice of annual meeting are being provided to stockholders beginning on or about April 3, 2003.

                               ANNUAL MEETING INFORMATION

SOLICITATION OF PROXIES

     The costs of this solicitation by the Board of Directors will be borne by NovaStar Financial. Proxy solicitations will be made by mail. They also may be made by personal interview, telephone, facsimile transmission and telegram. Banks, brokerage house nominees and other fiduciaries are requested to forward the proxy soliciting material to the beneficial owners and to obtain authorization for the execution of proxies. NovaStar Financial will, upon request, reimburse those parties for their reasonable expenses in forwarding proxy materials to the beneficial owners. NovaStar Financial does not expect to engage an outside firm to solicit votes, but if such a firm is engaged subsequent to the date of this proxy statement, the cost is estimated to be less than $5,000.00, plus reasonable out-of-pocket expenses.

VOTING RIGHTS

     Holders of shares of NovaStar Financial's common stock, par value $0.01 per share, at the close of business on March 13, 2003, the record date, are entitled to notice of, and to vote at, the annual meeting. On that date, 10,502,767 shares of common stock were outstanding. Each share of common stock outstanding on the record date is entitled to one vote on each matter presented at the annual meeting. The presence, in person or by proxy, of stockholders representing 50% or more of the issued and outstanding stock entitled to vote constitutes a quorum for the transaction of business at the annual meeting. If a quorum is present, (1) a plurality of the votes cast at the annual meeting is required for election of directors, and (2) the affirmative vote of the majority of the votes cast, in person or by proxy, at the annual meeting is required for all other matters. Cumulative voting in the election of directors is not permitted.

     Abstentions are considered shares present and entitled to vote, and under Maryland law an abstention is not a vote cast. Any shares held in street name for which the broker or nominee receives no instructions from the beneficial owner, and as to which such broker or nominee does not have discretionary voting authority under applicable New York Stock Exchange rules, will be considered as shares not entitled to vote and will therefore not be considered in the tabulation of the votes. Accordingly, a broker non-vote will have no effect on the matters presented to this annual meeting.

VOTING OF PROXIES

     Shares of the common stock represented by all properly executed proxies received in time for the annual meeting will be voted in accordance with the choices specified in the proxies. Unless contrary instructions are indicated on the proxy, the shares will be voted FOR the election of the nominees named in this proxy statement as a director, and FOR the appointment of Deloitte & Touche LLP as independent public accountants for the fiscal year ending December 31, 2003.

     The management and the Board of Directors know of no matters to be brought before the annual meeting other than as set forth herein. To date, NovaStar Financial has not received any stockholder proposals. If any other matter of which the management and Board of Directors are not now aware is presented properly to the stockholders for action, it is the intention of the proxy holders to vote in their discretion on all matters on which the shares represented by such proxy are entitled to vote.

REVOCABILITY OF PROXY

     The giving of the enclosed proxy does not preclude the right to vote in person should the stockholder giving the proxy so desire. A proxy may be revoked at any time prior to its exercise by delivering a written statement to the corporate secretary that the proxy is revoked, by presenting a later-dated proxy, or by attending the annual meeting and voting in person.

ANNUAL REPORT

     The 2002 annual report including financial statements for the year ended December 31, 2002, which is being mailed to stockholders together with the proxy statement, contains financial and other information about the activities of NovaStar Financial, but is not incorporated into this proxy statement and is not to be considered a part of these proxy soliciting materials.

                              SECURITIES OWNERSHIP

BENEFICIAL OWNERSHIP OF COMMON STOCK BY LARGE SECURITYHOLDERS

     The following table sets forth certain information known to NovaStar Financial with respect to beneficial ownership of the common stock as of March 1, 2003 by each person other than members of management known to NovaStar Financial to beneficially own more than 5% of the common stock. Unless otherwise indicated in the footnotes to the table, the beneficial owners named have, to the knowledge of NovaStar Financial, sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.

                                                             BENEFICIAL OWNERSHIP
                                                             --------------------
                                                               OF COMMON STOCK
                                                               ---------------
     NAME AND ADDRESS OF BENEFICIAL OWNER                   SHARES         PERCENT
     ------------------------------------                   ------         -------
     Wallace R. Weitz & Company........................    2,482,362        23.64%
     1125 South 103rd Street, Suite 600
     Omaha, NE 68124-6008

     Wellington Management Company, LLP................      914,300         8.71%
     75 State Street
     Boston, MA 02109


BENEFICIAL OWNERSHIP OF COMMON STOCK BY DIRECTORS AND MANAGEMENT

     The following table sets forth certain information known to NovaStar Financial with respect to beneficial ownership of the common stock as of March 1, 2003 by (i) each director, (ii) the executive officers, and (iii) all directors and executive officers as a group. Unless otherwise indicated in the footnotes to the table, the beneficial owners named have, to the knowledge of NovaStar Financial, sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.

                                                                         BENEFICIAL OWNERSHIP
                                                                         --------------------
                                                                          OF COMMON STOCK (1)
                                                                          -------------------
     NAME AND ADDRESS OF BENEFICIAL OWNER                               SHARES         PERCENT
     ------------------------------------                               ------         -------
     Scott F. Hartman(2) ...........................................    393,912          3.73%
     W. Lance Anderson(3)...........................................    350,407          3.32%
     Michael L. Bamburg(4)..........................................    146,559          1.40%
     Edward  W. Mehrer(5)...........................................     64,295              *
     Gregory T. Barmore(6) .........................................     91,217              *
     Art N. Burtscher(7) ...........................................      3,750              *
     Rodney Schwatken ..............................................     14,015              *
     All directors and executive officers as a group (7 persons) ...  1,064,155         10.10%

     ---------------
     *    Less than 1%.
     (1) Assuming no exercise of options (except options exercisable within 60 days of March 1, 2003 by the listed securityholder named, separately).
     (2) Consists of 348,912 shares of common stock, including 42,000 shares of common stock owned jointly with his wife and 45,000 shares of common stock issuable upon the exercise of options.
     (3) Consists of 305,407 shares of common stock, including 25,000 shares of common stock owned jointly with his wife and 45,000 shares of common stock issuable upon the exercise of options.
     (4) Consists of 146,559 shares of common stock (owned individually by Mr. Bamburg or by his wife or jointly with his wife).
     (5) Consists of 54,295 shares of common stock, including 2,000 shares owned by his wife and 10,000 shares of common stock issuable upon the exercise of options.
     (6) Consists of 90,592 shares of common stock and 625 shares of common stock issuable upon the exercise of options.
     (7) Consists of 3,750 shares of common stock issuable upon the exercise of options.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the directors and executive officers, and holders of more than 10% of NovaStar Financial's common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities. Such officers, directors and 10% stockholders are required by SEC regulation to furnish NovaStar Financial with copies of all Section 16(a) forms they file. Based solely on its review of such forms that it received, or written representations from reporting persons that no Form 5s were required for such persons, NovaStar Financial believes that, during fiscal 2002, all Section 16(a) filing requirements were satisfied.

                         ITEM 1 - ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes, designated Class I, Class II and Class III, with one class standing for election at the annual meeting of stockholders each year. The Class I directors, whose terms will expire in three years, are to be elected at this year's annual meeting. The nominees for the Class I directors are set forth below. The proxy holders intend to vote all proxies received by them in the accompanying form for the nominees for director listed below unless otherwise specified by the stockholder. In the event a nominee is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for a nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed below and against any other nominees. As of the date of this proxy statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as director. The nominees listed below already serve as directors of NovaStar Financial.

     The election to the Board of Directors of the nominees identified in the proxy statement will require the affirmative vote of a plurality of the outstanding shares of common stock present in person or represented by proxy at the annual meeting.

     The Board of Directors unanimously recommends that stockholders vote FOR the nominees identified below:

                        NAME             POSITION WITH NOVASTAR FINANCIAL
                        ----             --------------------------------

                  Art N. Burtscher                  Director
                  Edward W. Mehrer                  Director

NOMINEES AND DIRECTORS

     CLASS I NOMINEES - TERMS EXPIRING 2006

     ART N. BURTSCHER, age 52, was appointed to the Board of Directors in March 2001 to fill a vacancy on the Board of Directors. In 2000, Mr. Burtscher became President of McCarthy Group Asset Management, a wholly-owned subsidiary of McCarthy Group, Inc., a large holder of NovaStar Financial, Inc. securities. From 1988 to 2000, Mr. Burtscher served as President and Chief Executive Officer of Great Western Bank in Omaha, Nebraska.

     EDWARD W. MEHRER, age 64, has been a member of the Board of Directors since 1996. He is presently the President & Chief Executive Officer and Chief Financial Officer of Cydex, a pharmaceutical company based in Overland Park, Kansas. Mr. Mehrer was previously associated with Hoechst Marion Roussel, formerly Marion Merrell Dow, Inc., an international pharmaceutical company, for approximately ten years until his retirement in December 1995. From December 1991, he served as Executive Vice President and Chief Financial Officer and a director of Marion. Prior to that position, he served in a number of financial and administrative positions. Prior to joining Marion, Mr. Mehrer was a partner with the public accounting firm of Peat, Marwick, Mitchell & Co., a predecessor firm to KPMG LLP, in Kansas City, Missouri.

     CLASS III DIRECTOR - TERM EXPIRING 2005

     SCOTT F. HARTMAN, age 43, is a co-founder, Chairman of the Board and Chief Executive Officer of NovaStar Financial, and has been a member of the Board of Directors since 1996. His primary responsibilities are to interact with the capital markets and oversee the portfolio of investments and the securitization of mortgage loan production. Mr. Hartman served from February 1995 to June 1996 as Executive Vice President of Dynex Capital, Inc. His responsibilities while at Dynex included managing a $4 billion investment portfolio, overseeing the securitization of mortgage loans originated through Dynex's mortgage operation and the administration of the securities issued by Dynex. For the previous three years he had served as a consultant to Dynex. Mr. Hartman also serves as a director and Vice Chairman of NovaStar Mortgage.

     CLASS II DIRECTORS - TERMS EXPIRING 2004

     W. LANCE ANDERSON, age 42, is a co-founder, President and Chief Operating Officer of NovaStar Financial, and has been a member of the Board of Directors since 1996. His primary responsibility is to manage mortgage origination and servicing operations. Prior to NovaStar, Mr. Anderson served as Executive Vice President of Dynex Capital, Inc., formerly Resource Mortgage Capital, Inc., a New York Stock Exchange listed real estate investment trust. In addition, Mr. Anderson was President and Chief Executive Officer of Dynex' single-family mortgage operation, Saxon Mortgage. He had been at Dynex since October 1989. Mr. Anderson also serves as Chairman of the Board of Directors, President and Chief Executive Officer of NovaStar Mortgage.

     GREGORY T. BARMORE, age 61, was most recently Chairman of the Board of GE Capital Mortgage Corporation (GECMC), a subsidiary of General Electric Capital Corporation (GE Capital) headquartered in Raleigh, North Carolina. He has served on the Board of Directors since 1996. He was responsible for overseeing the strategic development of GECMC's residential real estate-affiliated financial business, including mortgage insurance, mortgage services and mortgage funding. Prior to joining GECMC in 1986, Mr. Barmore was Chief Financial Officer of Employers Reinsurance Corporation (ERC), one of the nation's largest property and casualty reinsurance companies and also a subsidiary of GE Capital. Mr. Barmore was selected to serve on NovaStar Financial's Board as an independent director without regard to the GE Capital investment in NovaStar Financial and accordingly there are no arrangements with GE Capital or its affiliates regarding his term of office or other aspects of his service on the Board.

COMPENSATION OF DIRECTORS

     NovaStar Financial paid independent directors, who are not employed by NovaStar Financial, $15,000 per year plus $1,000 for each meeting attended in person. In addition, each independent director has been granted options to purchase 5,000 shares of common stock at the fair market value of the common stock upon becoming a director and options to purchase 2,500 shares at the fair market value of the common stock on the day after each annual meeting of stockholders. In February 2002, each independent director was granted an additional 2,500 options at the fair market value of the common stock as of the grant date. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with meetings of the Board of Directors. No director who is an employee of NovaStar Financial will receive separate compensation for services rendered as a director.

COMPENSATION COMMITTEE INTERLOCKS

     No interlocking relationship exists between the Board of Directors or officers responsible for compensation decisions and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

COMMITTEES OF THE BOARD AND MEETING ATTENDANCE

     The Board of Directors has two committees, Audit and Compensation. During 2002, there were five meetings of the Board of Directors, four meetings of the Audit Committee and one meeting of the Compensation Committee. Each director participated in at least 75% of the meetings of the Board and the committees on which he served.

     NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF NOVASTAR FINNANCIAL'S PREVIOUS OR FUTURE FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORTS OF THE AUDIT COMMITTEE AND THE COMPENSATION COMMITTEE AND THE PERFORMANCE GRAPH SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

                             AUDIT COMMITTEE REPORT

     The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of any audits, reviews other professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of internal accounting controls. The Audit Committee is composed of three directors, each of whom is independent as defined by the listing standards of the New York Stock Exchange. The Board adopted a written Audit Committee charter on April 26, 2000 and has not since amended that charter.

     The Audit Committee has reviewed and discussed with management and the independent accountants the Company's audited financial statements for fiscal 2002. In addition, the Committee has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees."

     The Audit Committee has received from the independent accountants written disclosures and a letter concerning the independent accountants' independence from the Company, as required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." These disclosures have been reviewed by the Committee and discussed with the independent accountants. Based on these reviews and discussions, the Committee has recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for fiscal 2002 for filing with the Securities and Exchange Commission.

                                             Audit Committee


                                             Gregory T. Barmore
                                             Edward W. Mehrer
                                             Art N. Burtscher

                          COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors, which is comprised exclusively of independent outside directors, administers NovaStar Financial's executive compensation program.

     NovaStar Financial's compensation programs are designed to help attract and retain qualified and motivated individuals that will provide the leadership required to achieve our strategic goals, which includes sustaining long-term value based growth for stockholders. Our philosophy is to link management's compensation to NovaStar Financial's profitability and stock price. Our philosophy is also intended to encourage stock ownership by not only management, but all levels of employees. We believe a significant percentage of total executive compensation should be provided through incentive equity compensation that aligns management's interests with those of stockholders. Our goal is to make our executives' personal net worth heavily dependent on appreciation in the value of NovaStar Financial stock over the long-term and their income dependent on NovaStar Financial's dividends.

     NovaStar Financial strives to integrate (1) reasonable levels of base salary, (2) annual incentive bonus awards tied to operating performance, and (3) stock option awards, to ensure management has a continuing stake in the long-term success of NovaStar Financial.

     The Committee believes that senior management's base salaries are relatively low as compared to other comparable companies with whom NovaStar Financial competes for management personnel. However, these executives have significant compensation potential if there are substantial returns generated to stockholders.

     Under the 1996 stock option plan, annual grants of stock options are awarded to officers and other key employees to retain and motivate such persons to sustain and improve long-term stock performance. Stock options are granted at the prevailing market value and have value to the holders only if NovaStar Financial's stock price increases. Typically, grants become exercisable in four equal annual increments.

                                             Compensation Committee


                                             Gregory T. Barmore
                                             Edward W. Mehrer
                                             Art N. Burtscher

PERFORMANCE GRAPH

     The following graph presents a total return comparison of NovaStar Financial's common stock, from December 31, 1997 through December 31, 2002, to the S&P Composite-500 Stock Index and the Bloomberg Mortgage REIT Index. The total returns reflect stock price appreciation and the value of dividends. The information has been obtained from sources believed to be reliable but neither its accuracy nor its completeness is guaranteed. The total return performance shown on the graph is not necessarily indicative of future total return performance.

                 TOTAL RETURN COMPARISON SINCE DECEMBER 31, 1997
                            THROUGH DECEMBER 31, 2002



                              [PERFORMANCE GRAPH]



$100 invested on December 31, 1997 in stock or index, including investment of dividend.

                                                            DECEMBER 31,
                                             1998      1999     2000      2001       2002
                                           -------   -------   -------   -------   -------
NovaStar Financial, Inc.                   $ 40.55   $ 21.54   $ 25.80   $128.40   $254.89
S&P Composite-500 Index                    $126.67   $151.40   $136.05   $118.31   $ 90.66
Bloomberg Mortgage REIT Index              $ 75.49   $ 59.99   $ 60.49   $ 92.27   $ 95.52

MANAGEMENT OF NOVASTAR FINANCIAL

     The executive officers of NovaStar Financial and their positions are as follows:

          NAME              POSITION WITH NOVASTAR FINANCIAL               AGE
     ----------------      ----------------------------------             -----
     Scott F. Hartman          Chairman of the Board and                    43
                               Chief Executive Officer

     W. Lance Anderson         Director, President and                      42
                               Chief Operating Officer

     Michael L. Bamburg        Senior Vice President and                    40
                               Chief Investment Officer

     Rodney E. Schwatken       Vice President, Secretary, Treasurer and     39
                               Controller (Chief Accounting Officer)

     The executive officers serve at the discretion of the Board of Directors. Biographical information regarding Mr. Hartman and Mr. Anderson is provided above. Biographical information regarding Mr. Bamburg and Mr. Schwatken is set forth below.

     MICHAEL L. BAMBURG, age 40, is Senior Vice President and Chief Investment Officer of NovaStar Financial and NovaStar Mortgage. Mr. Bamburg is responsible for managing the portfolio of investments, interacting with the capital markets, overseeing the securitization of the mortgage loan production, and developing new business lines. Mr. Bamburg most recently served as a Principal of Smith Breeden Associates, a financial institution consulting and money management firm specializing in the evaluation and hedging of mortgage backed securities. Mr. Bamburg spent more than 11 years with Smith Breeden where he analyzed and traded mortgage- backed securities and consulted with various financial institutions regarding investments and asset/liability management issues. During the last 3 years with Smith Breeden, Mr. Bamburg spent most of his time marketing Smith Breeden's money management products.

     RODNEY E. SCHWATKEN, age 39, is Vice President, Secretary, Treasurer and Controller of NovaStar Financial and NovaStar Mortgage. Mr. Schwatken is responsible for all accounting and finance functions, including management of financial relationships, management and shareholder reporting and compliance with REIT regulations. From June 1993 to March 1997, when he joined NovaStar Financial, Mr. Schwatken was Accounting Manager with U.S. Central Credit Union, a $30 billion dollar investment, liquidity and technology resource for the credit union industry. From January 1987 to June 1993, Deloitte & Touche LLP in Kansas City, Missouri employed Mr. Schwatken, most recently as an audit manager.

EXECUTIVE COMPENSATION
                             EXECUTIVE OFFICER SUMMARY COMPENSATION TABLE

                                                                        LONG-TERM
                                                                       COMPENSATION
                                                            OTHER        SECURITIES    ACCRUED
                                                            ANNUAL      UNDERLYING      DER'S     ALL OTHER
    NAME AND POSITION        YEAR    SALARY     BONUS    COMPENSATION   OPTIONS (#)      (#)     COMPENSATION
--------------------------  ------  -------- ----------- ------------  -------------  --------- --------------
Scott F. Hartman             2002   $315,000 $1,260,000       --           25,000       7,751         --
Chairman of the Board and    2001    300,000    600,000       --           20,000       1,119         --
Chief Executive Officer      2000    280,000     95,000       --          100,000          --         --

W. Lance Anderson            2002   $315,000 $1,260,000       --           25,000       7,751         --
President and                2001    300,000    600,000       --           20,000       1,119         --
Chief Operating Officer      2000    280,000     95,000       --          100,000          --         --

Michael L. Bamburg           2002   $219,450   $548,625       --           12,500       1,613         --
Senior Vice President and    2001    211,080    313,500       --           10,000         186         --
Chief Investment Officer     2000    190,000    142,000       --           10,000          --         --

Rodney E. Schwatken          2002    $94,500    $70,875       --            5,000         757         --
Vice President, Secretary,   2001     90,000     60,750       --            5,000          93         --
Treasurer and Controller     2000     85,000     32,300       --            5,000          --         --

     STOCK OPTION PLAN. NovaStar Financial's 1996 stock option plan provides for the grant of qualified incentive stock options or ISOs, non-qualified stock options or NQSOs, deferred stock, restricted stock, performance shares, stock appreciation and limited stock awards, and dividend equivalent rights or DERs. ISOs may be granted to the officers and employees. NQSOs and awards may be granted to the directors, officers, employees, agents and consultants. Unless previously terminated by the Board of Directors, the plan will terminate on September 1, 2006.

     All options have been granted at exercise prices greater than or equal to the estimated fair value of the underlying stock. Outstanding options vest over four years and expire ten years after the date of grant.

     The following table sets forth information concerning stock options granted during 2002 for each of the directors and executive officers.

                                             INDIVIDUAL GRANTS
                           ------------------------------------------------------
                                        PERCENT OF
                                          TOTAL                                   POTENTIAL REALIZABLE VALUE AT
                                         OPTIONS         EXERCISE                    ASSUMED ANNUAL RATES OF
                                        GRANTED TO       PRICE OR                  STOCK PRICE APPRECIATION FOR
                                        EMPLOYEES          BASE                            OPTION TERM(1)
                            NUMBER      DURING THE        PRICE       EXPIRATION   ----------------------------
      NAME                  GRANTED        YEAR         ($/SHARE)        DATE           5%             10%
------------------------  ----------  --------------  -------------  ------------  -----------     ------------
W. Lance Anderson           25,000         15.9           24.44        12/18/12      $995,255       $1,584,777
Michael L. Bamburg          12,500          7.8           24.44        12/18/12       497,627          792,388
Gregory T. Barmore           2,500          1.6           15.82         2/11/12        64,423          102,583
Gregory T. Barmore           2,500          1.6           25.93         5/30/12       105,593          168,139
Scott F. Hartman            25,000         15.9           24.44        12/18/12       995,255        1,584,777
Edward W. Mehrer             2,500          1.6           15.82         2/11/12        64,423          102,583
Edward W. Mehrer             2,500          1.6           25.93         5/30/12       105,593          168,139
Art N. Burtscher             2,500          1.6           15.82         2/11/12        64,423          102,583
Art N. Burtscher             2,500          1.6           25.93         5/30/12       105,593          168,139
Rodney E. Schwatken          5,000          3.2           24.44        12/18/12       199,051          316,955
                           -------        -----
Total to Directors and
Executive Officers          82,500         52.4
                           =======        =====
Total shares granted       157,000        100.0
                           =======        =====

---------------
(1) Options granted to non-employee directors and options granted to employees were priced at the market price of NovaStar Financial's common stock on the NYSE at the date of grant. The assumed annual rates represent the potential appreciation in value over the exercise price.

     The following table sets forth certain information with respect to the value of the options as of December 31, 2002 held by the named directors and executive officers.

                                        FISCAL YEAR END OPTION VALUE

                                                         NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                        UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                            OPTIONS AS OF                 OPTIONS AS OF
                            SHARES                        DECEMBER 31, 2002          DECEMBER 31, 2002(2) (3)
                         ACQUIRED ON       VALUE    ------------------------------ -----------------------------
NAME                       EXERCISE     REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----------------------  -------------  ------------ -------------- --------------- ------------- ---------------
Scott F. Hartman            29,500       $686,140       49,000          90,000       $713,870       $1,779,400
W. Lance Anderson           36,000        816,480       46,000          90,000        632,030        1,779,400
Michael L. Bamburg          22,500        420,175        2,500          25,000         41,775          344,100
Gregory T. Barmore           9,375         92,331           --           8,750             --          143,438
Art N. Burtscher                --             --        1,875          10,625         48,338          195,788
Edward W. Mehrer                --             --        9,375           8,750        137,531          143,438
Rodney E. Schwatken          3,875         46,959        3,625          11,250         82,719          163,813

------------------------
(1) The "value realized" represents the difference between the exercise price of the option shares and the market price of the option shares on the date the option was exercised. The value realized was determined without considering any taxes which may have been owed.
(2) "In-the-money" options whose exercise was less than the market price of common stock at December 31, 2002.
(3) Assuming a stock price of $31.03 per share, which was the closing price of a share of common stock reported for the New York Stock Exchange on December 31, 2002.

     EMPLOYMENT AGREEMENTS. NovaStar Financial has entered into employment agreements with the founders, Mr. Hartman and Mr. Anderson. Each employment agreement provided for an initial five-year term through December 31, 2001, and is automatically extended for an additional year at the end of each year of the agreement commencing December 31, 1997, unless either party provides a prescribed prior written notice to the contrary. Each employment agreement provides for the subject officer to receive his annual base salary and bonus compensation to the date of the termination of employment by reason of death, disability or resignation and to receive base compensation to the date of the termination of employment by reason of a termination of employment for cause as defined in the agreement. Each employment agreement also provides for the subject officer to receive, if the subject officer resigns for "good reason" or is terminated without cause after a "change in control" as those terms are defined in the agreement, an amount, 50% payable immediately and 50% payable in monthly installments over the succeeding twelve months, equal to three times such officer's combined maximum base salary and actual bonus compensation for the preceding year, subject in each case to a maximum amount of 1% of the book equity value (exclusive of valuation adjustments) and a minimum of $360,000. In that instance, the subject officer is prohibited from competing with NovaStar Financial for a period of one year. In addition, all outstanding options granted to the subject officer under the 1996 stock option plan shall immediately vest.
Section 280G of the Code may limit the deductibility of the payments to such officer for federal income tax purposes. "Change of control" for purposes of the agreements would include a merger or consolidation of NovaStar Financial, a sale of all or substantially all of the assets of NovaStar Financial, changes in the identity of a majority of the members of the Board of Directors of

NovaStar Financial (other than due to the death, disability or age of a director) or acquisitions of more than 25% of the combined voting power of NovaStar Financial's capital stock, subject to certain limitations. Absent a "change in control," if NovaStar Financial terminates the officer's employment without cause, or if the officer resigns for "good reason," the officer receives an amount, payable immediately, equal to such officer's combined maximum base salary and actual bonus compensation for the preceding year, subject in each case to a maximum amount of 1% of book value (exclusive of valuation adjustments) and a minimum of $120,000. If the officer resigns for any other reason, there is no severance payment and the officer is prohibited from competing with NovaStar Financial for a period of one year following the resignation.

CERTAIN TRANSACTIONS

     INDEBTEDNESS OF MANAGEMENT. In transactions approved by the Audit and Compensation Committees of the Board of Directors, Mr. Hartman and Mr. Anderson have executed 10-year promissory notes, dated as of January 1, 2001, aggregating to $1,393,208. Each has pledged 72,222 shares of NovaStar Financial common stock as security for each note and the notes will be forgiven in equal annual installments over a 10-year period so long as the founders remain in the employ of NovaStar Financial. A bonus will be paid in the amount of personal tax liability resulting from the forgiveness of debt in excess of the after-tax value to each founder of dividends paid on the common stock securing the note. In addition, the notes will be forgiven in the event of a change of control of NovaStar Financial, termination other than for cause or resignation for good reason as those terms are defined in each founder's employment agreement. If the notes are forgiven over the anticipated 10-year period, there will be an annual charge to earnings of $139,321 plus the amount of any personal tax liability bonuses paid that year. In 2002, the aggregate charge to earnings was $139,321.

             ITEM 2 - RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors, upon recommendation of its Audit Committee, has selected the accounting firm of Deloitte & Touche LLP to audit NovaStar Financial's financial statements for, and otherwise act as the independent certified public accountants with respect to, the year ending December 31, 2003. The Board of Director's selection of Deloitte & Touche LLP for the current fiscal year is being presented to stockholders for ratification at the annual meeting. To NovaStar Financial's knowledge, neither Deloitte & Touche LLP nor any of its partners has any direct financial interest or any material indirect financial interest in NovaStar Financial, or has had any connection since the inception of NovaStar Financial in the capacity of promoter, underwriter, voting trustee, director, officer or employee. A representative of Deloitte & Touche LLP is expected to be present at the annual meeting, will have the opportunity to make a statement if he or she has the desire to do so and will be available to respond to appropriate questions from stockholders.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO SELECT DELOITTE & Touche LLP as independent certified public accountants.

PRINCIPAL ACCOUNTING FIRM FEES

     Aggregate fees we were billed for the fiscal years ended December 31, 2002 and 2001 by our principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte & Touche") are as follows:

                                                               FISCAL YEAR ENDED
                                                                  DECEMBER 31,
                                                            -----------------------
                                                              2002           2001
                                                            --------       --------
     Audit fees..................................           $243,085       $152,095
     Audit-related fees (A)......................             69,655         37,425
                                                            --------       --------
     Total audit and audit-related fees..........            312,740        189,520
     Tax fees (B)................................            295,175         58,333
     All other fees (C)..........................            107,000         55,000
                                                            --------       --------
     Total (D)...................................           $714,915       $302,853
                                                            ========       ========

-------------
(A) Audit-related fees consist principally of fees for the issuance of stand alone financial statements of consolidated subsidiaries and compliance reporting regarding the servicing of mortgage loans.
(B) Tax fees principally include assistance with statutory filings and income tax consultations and planning.
(C)  All other fees include assistance in securitization transactions.
(D) As the rules associated with audit committee pre-approval policies and procedures were not in place, such disclosures are not considered applicable to this proxy statement.

CHANGE IN CERTIFYING ACCOUNTANTS

     KPMG LLP was previously our principal accountants. On July 26, 2001, that firm's appointment as principal accountants was terminated and Deloitte & Touche LLP was engaged as principal accountants. The decision to change accountants was recommended by the Audit Committee and approved by the Board of Directors.

     In connection with the audits of the fiscal year ended December 31, 2000, and the subsequent interim period through July 26, 2001, there were no disagreements with KPMG LLP on any matter of accounting principles and practices, financial statement disclosure, or auditing scope or procedures, which make reference in connection with their opinion to the subject matter of the disagreement.

     The audit reports of KPMG LLP on the consolidated financial statements of NovaStar Financial, Inc. and subsidiaries as of and for the year ended December 31, 2000, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

                                 OTHER BUSINESS

     The Board of Directors knows of no other matters which may be presented for stockholder action at the meeting. However, if other matters do properly come before the meeting, it is intended that the persons named in the proxies will vote upon them in accordance with their best judgments.

                   STOCKHOLDER PROPOSALS - 2004 ANNUAL MEETING

     Stockholders are entitled to present proposals for action at a forthcoming stockholders' meeting if they comply with the requirements of the proxy rules. Any proposals intended to be presented at the 2004 annual meeting of stockholders must be received at NovaStar Financial's offices on or before December 5, 2003 in order to be considered for inclusion in the proxy statement and form proxy relating to such meeting. In addition, the NovaStar Financial bylaws provide that any stockholder wishing to bring any matter before the annual meeting must deliver notice to the Secretary at the principal executive offices of NovaStar Financial not less than 90 days before the first anniversary of the mailing date of the notice of the preceding year's annual meeting.

                                     BY ORDER OF THE BOARD OF DIRECTORS

                                     /s/ Scott F. Hartman

                                     Scott F. Hartman
                                     Chairman of the Board


Kansas City, Missouri
April 3, 2003

--------------------------------------------------------------------------------
                            NOVASTAR FINANCIAL, INC.
                                REVOCABLE PROXY
                FOR ANNUAL MEETING OF SHAREHOLDERS ON MAY 29,2003
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned herby appoints W. Lance Anderson, or Rodney E. Schwatken, and each of them, with full power of substitution to act as attorneys and proxies for the undersigned to vote, as designated on the reverse side of this proxy, all shares of the common stock of NovaStar Financial, Inc. which the undersigned is entitled to vote at NovaStar Financial's 2003 Annual Meeting of Shareholders to be held at the NovaStar Financial, Inc. corporate offices, 8140 Ward Parkway, Suite 300, Kansas City, Missouri on May 29, 2003 at 10:00 a.m. Central Daylight Time and at any and all adjournments thereof.

            THE BOARD RECOMMENDS A VOTE FOR EACH OF THE LISTED ITEMS

     Item 1 - ELECTION OF DIRECTORS   / /  FOR all nominees listed below
                                           (except as marked to the contrary)

                                      / / WITHHOLD AUTHORITY to vote for all
                                          nominees listed below

                Nominees: Art. N. Burtscher     Edward W. Mehrer

     Item 2 - RATIFICATION OF Deloitte & Touche LLP as independent public accountants for the fiscal year ending December 31, 2003.

                                      / / FOR    / / AGAINST    / / ABSTAIN

                           (Please See Reverse Side)

--------------------------------------------------------------------------------

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR AND FOR THE PROPOSAL. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. AT THE PRESENT TIME THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.


                                        DATE:                             , 2003
                                             -----------------------------


                                        ----------------------------------------
                                        SIGNATURE


                                        ----------------------------------------
                                        SIGNATURE


                                        (Please sign exactly as name appears on
                                        stock certificate. Where stock is
                                        registered jointly, all others must
                                        sign. Corporate owners should sign full
                                        corporate name by an authorized person.
                                        Executors, administrators, trustees, or
                                        guardians should indicate their status
                                        when signing.)

                                        PLEASE COMPLETE, SIGN AND DATE THIS
                                        PROXY AND RETURN IT IN THE ENCLOSED
                                        ENVELOPE.